PRESS RELEASE Spring Lake, Michigan, May 8, 2014

VICTORY ELECTRONIC CIGARETTES CORPORATION ANNOUNCES NEW CHIEF COMMERCIAL OFFICER,
GARY RAWLINGS

•	Veteran blue-chip consumer packaged goods and retail marketing executive with over 20 years experience in world-class firms including Kraft Foods Group and Royal Ahold
•	Brings global marketing, retail, and ecommerce capabilities as Victory accelerates its global electronic cigarette industry consolidation

SPRING LAKE, MICHIGAN, May 8, 2014 – Victory Electronic Cigarettes Corporation (OTCQB: ECIG), today announced that Gary Rawlings has been appointed as the Chief Commercial Officer of the Corporation.  In this role, Mr. Rawlings will be responsible for all Consumer Marketing, Research, Trade Marketing, Merchandising, and Sales, Retailer and Distributor Support programs for the firm.  Mr. Rawlings is a 15-year consumer goods veteran of Kraft Foods Group (KRFT), and a 5-year retail veteran including tenure as Executive Vice-President at Royal Ahold (AH), a $30 Billion major global retailer.   Mr. Rawlings has also been a Chief Marketing Officer for multiple online companies and was most recently operating as a consultant to the electronic cigarette industry.

Mr. Rawlings brings a long history of successful senior executive experience to Victory having been a Chief Marketing Officer for more than 10 years in world-class enterprises.  Mr. Rawlings started his career in advertising for multiple Proctor and Gamble brands, and joined General Foods in 1984.  Mr. Rawlings led businesses ranging from start-ups to nearly $200 million in revenue including the Ronzoni, Minute Rice, Uncle Ben’s, Claussen, Lunchables, and multiple other brands during his tenure of increasing leadership responsibility in the Kraft, Oscar Meyer, and General Foods Divisions.   In addition to consumer goods expertise, Mr. Rawlings also brings extensive senior marketing operating experience in some of the world’s leading retailers, heading Royal Ahold’s Global Marketing Council and operating as CMO for Wild Oats before its sale to Whole Foods Market, Inc.

Brent Willis, Chairman and Chief Executive Officer of Victory, who worked at Kraft Foods with Mr. Rawlings, commented, “Gray Rawlings is a singularly outstanding pure marketer who has demonstrated success in consumer goods and retail with some of the world’s best brands and companies.   He brings great passion for connecting with consumers and working in partnership with retailers and distributors to win at the point of sale.   I am confident that his addition to Victory will accelerate the firm in its objective to be the world leader in in electronic cigarettes.”

Rawlings stated, “I am thrilled to join the leadership team at Victory. Their brands and global distribution platforms that they have amassed in a very short period of time are impressive and are a fantastic springboard from which to grow.  I look forward to helping drive Victory to become the number one Ecig Company worldwide and the preferred choice of distributor partners, retailer partners, and smokers looking for an alternative to traditional cigarettes”.

About Victory
Victory Electronic Cigarettes Corporation is dedicated to providing a cleaner and healthier alternative to smoking for all, and intends to empower smokers to regain their freedom. Victory is the largest independent electronic cigarette company in the world, owns the trademarks VAPESTICK®, FIN®, Victory®, GreenStix®, VIP® and others.  The company owns multiple subsidiary companies and has operations in North America, Central America, Latin America, Western Europe, and Asia.  Victory offers consumers a full product portfolio that incorporates the highest quality and latest technology, and has been rated as superior in real tobacco taste amongst major brands.

Safe Harbor Disclosure

This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of Victory, including statements regarding Victory’s expectation to see continued growth.  The forward-looking statements are based on the assumption that operating performance and results will continue to materialize consistent with recent trends.  Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include: Victory’s reliance on additional financing, Victory’s profitability and financial health, risks associated with Victory’s products, including that they may pose a health risk; governmental regulations may impact Victory’s business; the market or consumers may not accept Victory’s products; Victory relies on a single class of products; existing or pending patents may affect Victory’s business; and other factors disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, Victory undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries please contact:
Suzanne Garcia
Manager, Investor Relations
Tel: (616) 384-3272
Email: suzanne@victoryecigs.com
www.victoryecigs.com